UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 29, 2012

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On May 29, 2012, AT&T closed its sale of £1,250,000,000 principal amount of its 4.875% Global Notes due 2044 (the “2044 Notes”) (equivalent in total to approximately U.S.$1,975,000,000 based on the May 22, 2012 exchange rate), pursuant to the Underwriting Agreement dated May 22, 2012 (the “Underwriting Agreement”), among AT&T and Deutsche Bank AG, London Branch, Morgan Stanley & Co. International plc, The Royal Bank of Scotland plc, UBS Limited, Blaylock Robert Van, LLC, CastleOak Securities, L.P. and The Williams Capital Group, L.P. as the several Underwriters. The Notes were issued pursuant to that certain Indenture dated as of November 1, 1994 between SBC Communications Inc. (now known as AT&T Inc.) and The Bank of New York Mellon, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-165543) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement and the form of each Note are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

1.1	Underwriting Agreement, dated May 22, 2012

4.1	Form of DTC Global Note due 2044

4.2	Form of International Global Note due 2044

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: May 29, 2012	By:	/s/ Paul W. Stephens
Paul W. Stephens
Senior Vice President and Controller